Exhibit 10.12

CONFIDENTIAL & PROPRIETARY

***Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

PROFESSIONAL SERVICES CONTRACT

Between

AXIOM SPACE, INC.

and

GRAVITICS, INC.

Contract Number:	2024-Gravitics-Cargo-001

Contract Value ($USD):	$125,000,000 Payable in accordance with terms and conditions herein and Attachment 2 Milestone Payment Schedule

This Professional Services Contract (the “Contract”), effective 17 May 2024 is made by and between Axiom Space, Inc., with offices at 1290 Hercules Ave., Houston, TX 77058, USA (“Axiom”) and Gravitics, Inc., with offices at4150 152nd St NE Suite 102, Marysville, WA 98271 (“Contractor) (each a “Party” and collectively the “Parties”).

WHEREAS, Axiom is building the world’s first commercial space station to serve markets including national astronauts, commercially sponsored and individual astronauts, researchers, manufacturers, advertisers, media developers, and deep-space exploration companies;

WHEREAS, Axiom is flying commercial missions to the International Space Station (the “ISS”)

with private astronauts and cargo accommodations for research and manufacturing payloads;

WHEREAS, Contractor is knowledgeable in the safe design, definition, and verification; building, fabrication, and manufacturing; and assembly, integration, and testing of cargo vehicles.

WHEREAS, Axiom wishes to enter into an Contract with Contractor for the performance of said services in exchange for the fees set forth in this Contract;

NOW THEREFORE, in consideration of the mutual covenants contained in this Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1	THE CONTRACT AND SERVICES

1.1	Contractor shall provide all required qualified and experienced personnel, equipment, materials, and supplies, and all other items of expense necessary to perform the Services in the Attachment 1 Performance Work Statement – Cargo Vehicle.

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CONFIDENTIAL & PROPRIETARY

1.2	Axiom shall not schedule the procurement of a cargo vehicle until Contractor has demonstrated a successful Critical Design Review (CDR) in accordance with the definition in 3.2.

1.3	If CDR success is achieved, Axiom will schedule the procurement of one (1) cargo vehicle under the terms of this contract to include the latest technical, design and engineering updates.

1.4	Modifications – Axiom may, at any time, without invalidating this Contract make changes in, add to or delete from the Services to be performed under this contract. No such changes shall be made and no claims for extra work shall be valid except as authorized by written Modification to the Contract which shall be signed by authorized representatives of the Parties. The Modification shall set forth (a) a description of the proposed changes to the Services, (b) adjustment to price and (c) adjustment to schedule for completion of Services.

1.5	Communications – All instructions, communications, authorizations, approvals, acknowledgements and acceptances expressly referenced within this Contract shall be in writing (including via e-mail). The parties authorized to make changes to this contract are identified in Article 14 below.

1.6	Critical Design Review (CDR). Upon execution of this contract parties agree to identify and retain an independent 3rd party for verification of CDR entrance and success criteria. All expenses related to the 3rd party verification of CDR entrance and success shall be borne equally between Axiom and Contractor. Parties agree to use Critical Design Review Entrance and Success Criteria established by NASA at NPR 7123.1D - Appendix G Table G-7 – CDR Entrance and Success Criteria. Contractor shall meet all CDR entrance and success criteria.

1.7	Cargo Vehicle Procurement Obligation. Upon receipt of third-party independent certification that Contractor has met CDR entrance and success criteria (Reference § 1.2.1 above), Axiom shall schedule the procurement of a cargo vehicle from Contractor.

2	INDEPENDENT CONTRACTOR

Independent Contractor – In the performance of the Services, Contractor is an independent contractor and none of Contractor or its Representatives and/or their employees or invitees are employees or invitees of Axiom. Contractor shall be solely responsible for the payment of labor employed or hired by Contractor, whether on contract or other status, including all social benefits, compensation, termination payments, and all benefits of whatever description required by Contractor’s employment policies or practices. Contractor personnel shall not hold themselves out to be an employee, servant or agent of Axiom, and Contractor shall have no authority to bind Axiom, its affiliates, or to make executive or managerial decisions that are binding on Axiom.

The entire performance, operation and management of the Services shall be under the exclusive control, command, and direction of Contractor. Contractor shall only act to the extent of the authority given under this Contract and at the direction of the designated Party Representatives. Contractor shall not disseminate any materials or information on behalf of Axiom without Axiom’s prior authorization.

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CONFIDENTIAL & PROPRIETARY

Unless specified to the contrary, Contractor shall obtain and pay for and cause its Subcontractors to obtain and pay for, at their cost, all necessary permits, licenses and inspection clearance for Contractor, its Subcontractors and their employees that are required to be obtained in their respective names in connection with the performance of the Services.

Subcontracting – Contractor may, from time to time, engage Subcontractors to complete the Services in an efficient and timely manner. Contractor shall require any Subcontractors engaged to execute a non-disclosure agreement acceptable to Axiom in conjunction with their work performed related to this Contract. Axiom may request information related to the Subcontractors in furtherance of assured compliance with the terms of this Contract.

3	LAWS, REGULATIONS AND POLICIES

Compliance with Laws – The Parties agree, in the performance of this Contract, to comply with all applicable laws, rules, regulations, orders and directions of all governmental bodies having jurisdiction over performance applicable to its obligations under this Contract including but not limited to, the provisions of the Fair Labor Standards Act of 1938, as amended, any applicable Executive Orders, and with the regulations and standards issued pursuant thereto (the “Applicable Law”).

3.1	Compliance with Applicable Anti-Corruption Laws – Contractor shall not and shall not permit any of its subsidiaries and affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives, or agents to, promise, authorize, or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. Government Official, in each case, in violation of the Foreign Corrupt Practices Act (FCPA), the UK Bribery Act, or any other applicable anti-bribery or anti-corruption law. Contractor shall and shall cause each of its subsidiaries and affiliates to cease all of its or their respective activities, as well as remediate any actions taken by Contractor, its subsidiaries or affiliates or any of its or their respective representatives in violation of the FCPA, the UK Bribery Act, or any other applicable anti-bribery or anti-corruption law. Contractor shall and shall cause each of its affiliates and subsidiaries to maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

3.2	Organizational Conflict of Interest – Each Party certifies that no financial, contractual, organizational, or other interest exists relating to the work under this Contract that would constitute an Organizational Conflict of Interest or otherwise cause the Party to be unable or potentially unable to render impartial assistance or advice, unimpaired objectivity in performing the work, including avoiding creating biased ground rules and/or avoiding an unfair competitive advantage for any entity wherein the Subcontractor has an interest. Each Party is personally responsible for identifying any such conflict of interest, or any relationship or actions that might give the appearance that a conflict of interest exists or could reasonably be viewed as affecting the Subcontractor’s objectivity in performing work under this Contract. By executing this Contract, each Party certifies the understanding of the above and that no Organizational Conflict of Interest exists that would affect this Contract. Contractor also indemnifies or otherwise holds harmless Axiom should an Organizational Conflict of Interest become apparent (not previously disclosed) during the life of this Contract. “Organizational Conflict of Interest” means that because of other activities or relationships with other persons, (1) a person is unable to render impartial assistance or advice to the Party requesting such assistance or advice, (2) the person’s objectivity in performing the work under this Contract is or might be otherwise impaired, or (3) the person has, or attempts to create, an unfair competitive advantage against a Party to this Contract.

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CONFIDENTIAL & PROPRIETARY

3.3	Duty to Cooperate – Each Party represents, warrants, and covenants that it will, if requested in writing by the other Party, promptly (a) provide any information which the other Party may reasonably require to monitor its compliance with the warranties, covenants and/or representations contained in this Section; and (b) provide, where available, documentation evidencing such compliance.

3.4	The rights and obligations contained in this Section will survive the termination or expiration of this Contract.

4	COMPENSATION

General Conditions – Compensation for the Services shall be in United States Dollars (USD).The basis of compensation is in Attachment 2 - Milestone Payment Schedule.

Time of Payment – Except as provided hereunder, Axiom shall pay all invoices issued under this Contract within thirty (30) days following receipt of the relevant invoice in the format required by Contractor.

Invoice Presentation – Each invoice shall be presented to Axiom upon completion of the Work for each milestone authorized under Attachment 2 Milestone Payment Schedule. Invoices shall contain sufficient detail to support all charges. Contractor shall e-mail a scanned or electronic copy of all invoices and credit memos directly to ap@axiomspace.com with a copy to Axiom Representative identified in this Contract.

Disputed Invoices – Contractor shall have the right to protest any deduction contained in any paid invoice. The payment of an invoice shall not preclude or affect Contractor’s right to dispute any charge made. Upon notice of such dispute, Contractor will either furnish Axiom with satisfactory proof as to the disputed charge or modify or withdraw such charge from the invoice.

5	WARRANTY

Contractor warrants that Services will be performed with all due skill, care and diligence, in accordance with generally recognized and accepted practices employed in the engineering and construction industry, and the requirements of this Contract. Contractor also warrants that all materials and equipment provided by or through Contractor shall:

i.	be free from defects in material and workmanship for 12 months after delivery and acceptance by Axiom;
ii.	strictly conform to Axiom’s specifications, drawings, or samples specified or furnished;
iii.	be of merchantable quality and suitable for the particular purpose intended, whether expressed or reasonably implied;
iv.	not infringe upon any patent, trademark or copyright;
v.	bear all warnings, labels and markings required by applicable laws and regulations
vi.	to the extent that they are subject to laws prohibiting adulteration or misbranding, not be adulterated or misbranded within the meaning of such laws as of the date of shipment or delivery to Axiom;
vii.	be conveyed to Axiom with good title, free of all liens or encumbrances thereon; and
viii.	have been provided, sold, delivered or rendered to Axiom in compliance with all applicable laws and regulations.

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CONFIDENTIAL & PROPRIETARY

All warranties of Contractor are in addition to any warranties provided by or through Contractor’s suppliers or Subcontractors. Contractor agrees promptly to pay the entire cost to remove, repair (or at its option to replace), and re-install without charge any defective item or parts that Contractor or its suppliers furnished or manufactured, provided that Axiom notifies Contractor in writing of such alleged defect. Contractor shall complete repair and/or replacement as soon as possible, and shall include, at Contractor’s sole discretion, all necessary premium time. If Contractor fails to commence or diligently perform repairs within a reasonably prompt time after being notified of any defect, Axiom may perform such repairs itself or through its own contractors, and Contractor shall be responsible for all costs of such repairs, including any administrative time Axiom incurs related to such repairs, provided Contractor acts in a reasonable manner. Contractor shall not be liable for any defects that is determined to have been subjected to abuse or other improper use. If the rectification work is performed by parties other than Contractor or if the work is left undone, Contractor is not responsible for the rectification work, or for the rectification not performed and the consequences thereof.

6	TERM, SUSPENSION AND TERMINATION

Contract Term – Unless terminated earlier in accordance with this Section 6, this Contract shall remain in full force and effect from the Effective Date until 31 December 2029.

Suspension – Axiom may suspend the Services, or part thereof, at any time, at its sole discretion. Upon receipt of Axiom’s instruction to suspend, Contractor shall immediately cease all efforts towards Contractor’s Services and await further instructions from Axiom.

Termination – Axiom reserves the right to terminate this contract with no advance notice any time prior to the completion of the CDR (Ref. Section 1.6). Axiom may terminate this Contract at any time with 30 days’ written notice to the Contractor. Termination under this paragraph shall be without prejudice to any sums therefore accrued, provided however, that Axiom may retain any final payment otherwise due to Contractor pending Contractor’s satisfactory completion of any work remaining assigned hereunder, or such other satisfactory completion as may be agreed to by Axiom. Notwithstanding the aforementioned, Axiom shall retain the right to manage and direct the level of support as needed during the Term.

If Axiom exercises its right to terminate this Contract completely, Contractor shall stop all Services and turn over the Service product(s) to Axiom in accordance with Axiom’s instructions. If Axiom exercises its right to terminate part of this Contract, Contractor shall stop the Services that have been terminated and turn any Service product(s) over to Axiom in accordance with Axiom’s instructions, and Contractor shall continue with the rest of the Service(s) in accordance herewith.

Contractor acknowledges that completion of any mission as defined is not guaranteed. Axiom may alter any mission after launch (i) in its sole discretion, for reasons related to safety or mission success or (ii) at the direction or requirement of any government, inter-government, or international organization with relevant jurisdiction or authority, and in either case its decision to do so shall not constitute a breach of the Contract or give rise to any damages or obligations owed by Axiom to Contractor or any other person or entity, including without limitation an obligation by Axiom to provide Contractor or any other person or entity with any replacement, additional, or other space flight services or missions.

Damage to or loss or destruction of the launch vehicle during or as a result of any aspect of the launch and return activities, including launch, reentry, and return and recovery, regardless of whether resulting in property damage, bodily injury, or any other damage, loss or harm, shall not be deemed a breach of the Contract or give rise to any damages or obligations owed by Axiom to Contractor or any other person or entity, including without limitation an obligation by Axiom to provide Contractor or any other person or entity with any replacement, additional, or other space flight services or missions

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CONFIDENTIAL & PROPRIETARY

Payment Upon Termination – Upon termination of the Contract, Axiom’s liabilities will be limited to payment of all reasonable legitimate outstanding expenses, the balance of Contractor’s fee up to date of termination, and all other reasonable and verifiable costs for materials and subcontracted services properly ordered by Axiom and for which Axiom is legally obligated to pay in connection with the Service. If the Contract includes payment of a fixed fee, Axiom’s liability upon termination will be limited to reimbursement of all reasonable, legitimate costs incurred by Contractor up to date of termination, together with reasonable compensation for Contractor’s time spent providing Services prior to termination, but in no event shall the payment for such costs and compensation for such time exceed the fixed fee set forth herein. Upon termination, Axiom’s Representative(s) shall be entitled to enter Contractor’s facilities and, notwithstanding any lien, take possession of and remove therefrom all Service products, specifications, drawings and other design documents connected with the Service. Except as otherwise provided elsewhere herein, Contractor shall not be entitled to payment for Services unperformed at the time of termination of the Contract.

Survival Beyond Termination – All provisions necessarily requiring survival beyond any termination of this Contract, including, but not limited to, those relating to audit, choice of law, confidentiality, indemnity, insurance, title and warranty shall survive any such termination.

Return of Materials – Upon the termination of this Contract for any reason, whether such termination is effected by Axiom or Contractor, with or without cause, the Parties shall promptly return to one another their respective property, materials, documents, and copies of documents concerning their operations or customers which the Parties have in their possession at the time of termination.

7	CONFIDENTIALITY

7.1	Proprietary Information – The Parties agree that the exchange of Proprietary Information between the Parties shall be governed by the terms and condition of the Nondisclosure Agreement between the Parties dated 8/24/2021 (the “NDA”). The NDA is incorporated here by reference in its entirety. The term “Proprietary Information” shall have the same meaning as defined in the NDA.

7.2	Restrictions on Disclosure & Related Requirements

7.2.1	With respect to any Proprietary Information exchanged between the Parties, the Parties agree that they shall use such Confidential Information solely for the purpose of engaging in the services in accordance with the terms and conditions of this Contract (the “Purpose”).

7.2.2	The Parties agree that they may disclose Proprietary Information only to those employees of their respective companies who, due to their job responsibilities, are reasonably required to have access to such Proprietary Information in order to carry out the Purpose in accordance with this Contract. The Parties shall not disclose, reproduce, copy, or otherwise make available to any other person or entity any Proprietary Information.

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7.2.3	The Parties shall be responsible for ensuring that all persons to whom any Proprietary Information is disclosed under this Contract shall keep such information strictly confidential and shall not disclose or divulge the same to any person or entity not expressly permitted to receive such information.

7.2.4	The Parties shall not disclose information concerning work under this Contract to any third party unless such disclosure is necessary for the performance of this Contract and is subject the NDA.

7.2.5	The Parties shall immediately notify one another in writing (email shall suffice) of any unauthorized disclosure of any Proprietary Information, regardless of whether such disclosure is intentional or inadvertent.

7.2.6	Notwithstanding the foregoing, the Parties may disclose the existence of this Contract and the terms of the Contract without the other Party’s consent only to actual or potential investor and provided that the disclosure to such investors is subject to a non-disclosure or confidentiality agreement.

7.3	Ownership of Proprietary Information – Proprietary Information shall remain the property of the disclosing Party and the disclosing Party may demand the return and/or destruction of its Proprietary Information at any time upon written notice to the receiving Party. Within seven (7) days of receipt of such notice, the receiving Party shall, to the extent permitted by law, (a) return all of the disclosing Party’s Proprietary Information, (b) destroy all copies and reproductions (both written and electronic) and notes derived therefrom in its possession and in the possession of persons to whom it was disclosed by the receiving Party, and (c) certify such destruction in writing. Notwithstanding the return or destruction of Proprietary Information, the Parties shall continue to be bound by their obligations of confidentiality and all other obligations under this Section 7.

7.4	Term of Confidentiality Obligations – Notwithstanding the expiration or termination of this Contract in accordance with Section 6, the terms and conditions contained in this Section 7 shall survive until the fifth (5th) anniversary of the expiration or termination of this Contract or the NDA, whichever is longer.

7.5	Proprietary Information Provided “AS IS” – All Proprietary Information disclosed under this Contract is provided “AS IS.” None of the Parties make any warranty or representation whatsoever as to the sufficiency or accuracy of any Proprietary Information or any other information they have disclosed or will disclose hereunder or as to the results to be obtained therefrom and assume no responsibility arising from any use or misuse thereof.

8	LICENSES

8.1	Contractor shall utilize Axiom-provided solutions for all portions of the mission ordinarily under the control of Axiom as related to space station visiting vehicles, including by way of illustration and not limitation: approach, docking, undocking, and departure. Axiom will provide necessary non-exclusive licenses for Axiom technologies where needed to support this outcome.

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9	INTELLECTUAL PROPERTY – Except as the Parties may otherwise agree in writing:

9.1	Unless specifically called out, each Party shall retain ownership of all of such Party’s intellectual property rights including but not limited to any materials, data, know-how, software, or other intellectual property owned or created by such Party.

9.2	Any IP licensed by Axiom to Gravitics for the execution of this contract remains Axiom’s property. Any IP licensed by Gravitics to Axiom for the execution of this contract remains Gravitics’ property.

10	MARKETING AND PUBLICITY

10.1	Trademarks Use – Each Party agrees that it shall not, without the other Party’s prior written consent use in advertising, publicity or otherwise the name of the other Party or any of its affiliates, or any trademark, service mark, symbol or abbreviation, contraction or simulation thereof owned by the other Party.

10.2	Marketing Restrictions.

10.2.1	Any commercial or marketing activities proposed by Contractor that involve any Axiom Station, astronaut, crew member, employee, personnel, or representative shall require Axiom’s prior written authorization, which shall be requested by Contractor at least 14 business days before commencement of such proposed activities. Contractor’s request to Axiom shall include any media release agreements it intends to require from the Axiom Station, astronaut, crew member, employee, personnel, or representative.

10.2.2	All coordinated and scheduled commercial and marketing activities proposed by Contractor in connection with a mission to space or the ISS require prior written approval by Axiom and may be subject to approval by NASA or the launch provider.

10.2.3	Contractor’s activities shall not interfere with international partners’ ISS activities.

10.2.4	ISS requirements contained in SSP 50521 Return, Processing, Distribution and Archiving of Imagery Products from the International Space Station apply. Any proposed public release of any video, photos and/or audio subject to SSP 50521 must be submitted to NASA for review and approval. Contractor cannot release or use NASA restricted or proprietary data. Contractor shall not submit for Axiom review and approval any proposed public use of the NASA name or initials. Contractor shall not make any copyright claims to NASA’s content. Use of NASA emblems is governed by 14 C.F.R. Part 1221. The Contractor shall not publicly use such emblems/devices without prior NASA review and approval by the NASA Headquarters Office of Communications in accordance with such regulations. NASA imagery is made available for public use per NASA’s Media Use Guidelines at: https://www.nasa.gov/multimedia/guidelines/index.html (last accessed March 1st 2024).

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11	INDEMNITIES AND LIMITATION OF LIABILITIES

RECIPROCAL INDEMNITIES – WITHOUT LIMITING THE TERMS AND CONDITIONS OF SECTION 5 ABOVE, CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS AXIOM AND AXIOM’S RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, CONSTRUCTION MANAGER, AND ENGINEERS FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RELATING TO ANY CLAIMS, CAUSES OF ACTION, LAWSUITS OR OTHER PROCEEDINGS, REGARDLESS OF LEGAL THEORY, THAT RESULT, IN WHOLE OR IN PART, FROM CONTRACTOR’S (OR ANY OF ITS SUBCONTRACTORS’, SUPPLIERS’, CONSULTANTS’, EMPLOYEES’, AGENTS’ OR REPRESENTATIVES’):

i.	ERRORS OR OMISSIONS IN THE PERFORMANCE OF THIS CONTRACT;
ii.	INTENTIONAL MISCONDUCT, NEGLIGENCE OR FRAUD;
iii.	BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT MADE HEREIN;
iv.	FAILURE TO PROVIDE TIMELY PERFORMANCE IN ACCORDANCE WITH THIS CONTRACT
v.	PRODUCTS OR SERVICES INCLUDING, WITHOUT LIMITATION, ANY CLAIMS THAT SUCH PRODUCTS OR SERVICES INFRINGE ANY UNITED STATES PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR ANY OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

IF REQUESTED BY AXIOM, THE CONTRACTOR SHALL EXECUTE AN INDEMNITY AGREEMENT INDEMNIFYING AXIOM AGAINST ANY MECHANICS LIENS OR OTHER CLAIMS ASSERTED BY THE SUBCONTRACTOR, SUPPLIER, CONSULTANT, OR EMPLOYEE OF ANY TIER OF CONTRACTOR.

EACH PARTY SHALL PROTECT, DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, PROCEEDINGS, CAUSES OF ACTION AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND OTHER LITIGATION COSTS) SUFFERED WITH RESPECT TO:

(A)	PERSONAL INJURY (INCLUDING ILLNESS, BODILY INJURY OR DEATH) OF THE INDEMNIFYING PARTY AND ITS REPRESENTATIVES, AND/OR

(B)	LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT OR PROPERTY OWNED OR HIRED BY THE INDEMNIFYING PARTY AND ITS REPRESENTATIVES,

ARISING IN CONNECTION WITH THIS CONTRACT, AND REGARDLESS OF THE ACTUAL OR ALLEGED FAULT OF ANYONE, INCLUDING THE INDEMNIFIED PARTY.

NO LIABILITY FOR CONSEQUENTIAL DAMAGES –WITH EXCEPTION TO GROSS NEGLIGENCE AND WILLFUL OMISSIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR INDIRECT DAMAGES INCLUDING, BUT NOT LIMITED TO, TRANSPORTATION, STORAGE, LOSS OF PROFIT, LOSS OF PRODUCTION, AND LOSS OF USE OF PROFIT. EACH PARTY HEREBY WAIVES ANY AND ALL CLAIMS AGAINST AND RELEASES THE OTHER PARTY FOR SUCH CONSEQUENTIAL OR INDIRECT DAMAGES.

LIMITATION OF LIABILITY – NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED IN THIS CONTRACT TO THE CONTRARY, AXIOM’S TOTAL CUMULATIVE LIABILITY ARISING OUT OF OR RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS CONTRACT SHALL BE LIMITED SOLELY TO COMPENSATORY DAMAGES AND SHALL NOT EXCEED THE AMOUNT OF THE CONTRACT.

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NOTIFICATION – THE PARTIES SHALL PROMPTLY NOTIFY ONE ANOTHER OF ANY CLAIM THAT IS COVERED BY THIS INDEMNIFICATION PROVISION AND SHALL AUTHORIZE REPRESENTATIVE OF THEIR RESPECTIVE PARTIES TO SETTLE OR DEFEND ANY SUCH CLAIM OR SUIT AND TO REPRESENT THE INDEMNIFIED PARTY IN, OR TAKE CHARGE OF ANY LITIGATION IN CONNECTION THEREWITH.

12	Insurance. The contractor shall maintain all appropriate insurance for the Services acquired hereunder, in addition to any insurance specifically requested in any task order hereunder. Without prejudice to Contractor’s liability to indemnify Company as stated in any indemnification provision contained in this Agreement, if Contractor, its employees or agents are required to come onto a Project site or other property of Company in connection with the sale of goods or the rendering of services under this Agreement, including delivery of materials, Contractor shall, prior to initiation of Services purchase and maintain Commercial General Liability Insurance and Automobile Liability Insurance, with limits of liability as directed by Company, that will protect Company, as well as Contractor from claims arising out of Contractor’s operations under this Agreement and any task order(s) issued hereunder. Contractor shall also maintain valid Worker’s Compensation Insurance. All policies, except for worker’s compensation policies, shall name Company as an additional insured with primary coverage (with any other third party coverage provided for Company to be deemed as excess only) and shall indemnify, defend and protect Company from all claims, expenses and liabilities in any way connected with any act or omission of Contractor, its invitees, or any person performing work directly or indirectly on behalf of Contractor, regardless of whether Company is partially at fault. All insurance shall expressly provide that all rights of subrogation against the Company are waived, and that no amendment or cancellation of any policy shall be effective until thirty (30) days’ written notice to Company. Before starting the work contemplated by these terms and conditions, and at any time the Company so requests, Contractor shall furnish certificates and the applicable policies satisfactory to Company evidencing the required insurance. The contractor shall provide the Company with proof of coverage on request confirming the amount of coverage. Neither performance under these terms and conditions by Contractor nor any payment by Company prior to receipt of such certificates and applicable policies shall abrogate Contractor’s duty to maintain the required insurance or to supply such certificates and applicable policies. Company may amend the insurance requirements in these terms and conditions from time to time with sixty (60) days’ notice to Contractor. Contractor shall procure the following insurance policies in the amounts indicated, as a minimum equivalent to the following:

Policy	Amount	($USD)
Professional Liability	One Million Dollars	($1,000,000.00)
Workers’ Comp or Employer’s Liability	Two Million Dollars	($2,000,000.00)
General Liability	Five Million Dollars	($5,000,000.00)

12.1	Cargo Insurance – Axiom shall insure cargo and payloads within the cargo vehicle at its own expense.

12.2	Launch Insurance –RESERVED

12.3	Contractor In-Orbit Insurance Obligations. RESERVED

12.4	Axiom In-Orbit Insurance Obligations. Axiom shall be responsible for any in-orbit insurance policy for the Space Station, at the sole discretion of Axiom.

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12.5	Subcontractor’s Insurance – If Contractor engages a Subcontractor for performance of all or part of the Services, Contractor shall require the subcontractor to provide statutory worker’s compensation insurance and other such insurance as Contractor deems necessary.

13	TAXATION

Contractor’s Tax Obligations – The price of the services and materials furnished under this Contract includes all applicable federal, state and local taxes and fees unless otherwise provided herein. In addition, Contractor will be responsible for payment of its own social security and other taxes and insurances. Axiom is not responsible for the payment of these or any other benefits.

Contractor assumes full and exclusive responsibility and liability for, and shall make its Affiliates and Representatives similarly responsible for, timely filing all returns and promptly paying when due all taxes, levies, fees, duties, assessments and other similar charges measured, based, or imposed upon or with respect to:

13.1.1	Contractor’s invoices, receipts, income or profits in connection with the Services performed under this Contract;

13.1.2	Contractor’s obligations under this Contract; and

13.1.3	Contractor’s personnel and Contractor furnished items.

Registration with Tax Authorities – Contractor shall be registered with the US Internal Revenue Service and all other applicable state and local tax authorities, and shall provide proof of that registration to Axiom, including, but not limited to, income tax registration or identification number(s).

14	CHOICE OF LAW; JURY WAIVER; SUBMISSION TO JURISDICTION

THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD OTHERWISE DIRECT THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. IN THE EVENT ANY DISPUTE ARISES, THE PARTIES SHALL ENDEAVOR IN GOOD FAITH TO REACH A MUTUALLY AGREEABLE RESOLUTION WITHIN A REASONABLE AMOUNT OF TIME. ALL CLAIMS RELATING TO OR ARISING OUT OF THIS CONTRACT WHICH THE PARTIES DO NOT RESOLVE WITHIN THIRTY (30) DAYS FROM THE DATE OF RECEIPT OF WRITTEN NOTICE, SHALL BE BROUGHT, HEARD AND RESOLVED SOLELY AND EXCLUSIVELY IN A FEDERAL OR STATE COURT SITUATED IN THE STATE OF TEXAS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSES OF THIS CONTRACT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONTRACT.

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15	Notices – Any notice to be given under this Contract shall be in writing and may be given by hand delivery or sent by prepaid first-class post, courier, facsimile or e-mail to the relevant address set out below. The following authorized representatives are hereby designated for this Contract:

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16	Identification – Contractor shall identify their affiliation as representing Axiom when performing any effort funded under this Contract, such as attendance and presentations at meetings and conferences, in any written reports, or at any work location.

17	Waiver – It is understood and agreed that none of the terms and conditions of this Contract shall be deemed waived or amended by either Party unless such waiver or amendment is executed in writing by a duly authorized agent or representative of each of the Parties. The failure of Contractor to execute a right of termination shall not act as a waiver or amendment of any right of Contractor under this Contract or otherwise. The failure of Contractor to insist upon strict performance of any of the terms and conditions in the Contract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this Contract shall not affect the validity of other parts of the Contract.

18	Entire Contract – This Contract supersedes all prior representations, agreements, understandings and commitments, whether oral or written, between the Parties concerning the subject matter, excluding work currently in progress pursuant to other contracts.

19	Liens – Contractor, or any of its Representatives, shall not claim any lien, attachment, charge, or the like on the Services, or any other property of Axiom. Contractor shall defend, indemnify and hold Axiom harmless from and against any and all such liens, attachments, charges or the like. Contractor shall immediately notify Axiom of any possible lien, attachment, charge or claim which may affect the Services or the product thereof.

20	Assignment – This Contract is not assignable and shall not be assigned by Contractor without the prior written consent of Axiom.

21	Agents and Intermediaries – Contractor represents, warrants and undertakes to Axiom that it and its Representatives have not:

21.1	used the services of an agent or intermediary; or

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21.2	made or offered to make, and will not make, any payment or transfer of anything of value directly or indirectly to any agent or intermediary, in connection with the award of this Contract.

Any breach of this provision shall be a material breach of this Contract entitling Axiom to immediately terminate this Contract.

22	Entity Representations – Each of the Parties represents and warrants to the other Party that: (a) it is duly incorporated and validly existing under the laws of its place of incorporation; and (b) it has the power to carry on its business and is authorized to enter into this Contract and perform its obligations under this Contract.

23	Severability – In the event that any provision in this Contract is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Contract.

THE PARTIES’ SIGNATURES SIGNIFY THAT THE PARTIES HAVE READ AND UNDERSTOOD THIS CONTRACT, INCLUDING ITS INDEMNITIES AND RELEASE PROVISIONS.

EXECUTED by authorized representatives of the Parties as of the date written below.

AXIOM SPACE, INC.	GRAVITICS, INC.

/s/ Michael Suffrendini	/s/ Colin Doughan
Signature	Signature

Michael suffrendini	Colin Doughan
Name	Name

CEO	President
Title	Title

May 18, 2024	May 18, 2024
Date	Date

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ATTACHMENT 1

PERFORMANCE WORK STATEMENT

AxCS-COMPATIBLE CARGO VEHICLE

Revision	Revision Date
0	17 May 2024

This Performance Work Statement sets out Axiom’s requirements for safe design, verification, building, fabrication, manufacturing, assembly, integration, and testing and turnover of a Cargo Vehicle compatible with berthing to and servicing Axiom Station (Axiom Commercial Station “AxCS” or Axiom Habitat 1 (“AxH1”)). If any terms between this Attachment and the Contract conflict, the Contract shall govern.

1	PROGRAM MANAGEMENT

1.1	Contractor shall provide all project management, engineering design, technical integration, construction, testing, commissioning, quality control, and other related services for PWS which sets out manufacturing, assembly, transportation and delivery objectives for a Cargo Vehicle.

1.2	Contractor shall collaborate with all project stakeholders throughout the design and construction phases of the project. Contractor must institute and foster a customer focused, effective, and efficient management program to achieve objectives while continuing to maintain appropriately high level of quality within the costs set forth in this contract.

1.3	Contractor shall furnish the necessary personnel, plant, equipment, facilities, materials, and other necessary resources to complete the objectives described in this Attachment. All such items shall be supplied in conformance with the terms and conditions of this contract.

1.4	Contractor shall provide Axiom with full and timely access to the sites or areas where work under this contract is being performed to conduct meetings, audits, assessments, surveillance, and inspection activities;

1.5	Contractor shall provide Axiom full and timely access to any records, including audit and assessment results, surveillance activities, and inspection records upon request; and

1.6	Contractor shall work closely with the Axiom team to jointly mature designs and interfaces where appropriate via weekly telecons.

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1.7	Contractor shall perform the management functions, including risk management, to assure successful completion of the objectives defined herein.

1.8	Contractor shall establish the processes to administer and control all aspects of the program to assure completion of the directed work within the price and schedule constraints of the Contract.

1.9	Contractor shall designate a Program Manager with singular authority to plan and direct the successful and timely achievement of the specified work, and with overall technical, financial, planning, and scheduling authority. The Program Manager shall maintain close liaison with Axiom-designated Management Point of Contact.

1.10	Contractor shall develop, maintain, implement, and deliver a Program Management Plan (PMP) within thirty (30) days after mutual signature of this Contract to document Contractor’s approach for managing the effort.

1.11	Contractor shall provide a single point of contact with full authority to act on all contract administration and compliance as well as other matters pertaining to the services under this Contract. Contractor shall ensure the necessary span of control across all aspects of the Contract and facilitate a collaborative interaction with Axiom counterparts throughout the life of the Contract.

1.12	Contractor shall document decisions, agreements, guidance, and assigned actions through appropriate means (e.g., meeting minutes, memorandums of records) from meetings with Axiom or 3rd party personnel throughout the contract performance period, and maintain all such documentation in a document management and collaboration tool (e.g., SharePoint or similar);

1.13	Contractor shall provide trained personnel with technical licenses and certifications as required, such as any professional engineer, as required;

1.14	Contractor shall engage collaboratively with Axiom to ensure requirements are clearly and effectively communicated, mutually understood, and accomplished in an effective and efficient manner; and

1.15	Contractor shall ensure all technical, cost, and schedule estimates provided to Axiom in response to any change orders minimize or .eliminate cost and schedule impacts that are not directly associated with the change order scope.

1.16	Contractor shall plan and manage all contracted efforts, and provide the systems and processes required for the planning, organization, control, surveillance, and reporting of contract activities. Contractor shall administer the program in accordance with the terms of the Contract and this Attachment. Contractor shall notify Axiom as soon as practical if Contractor is unable to satisfy any terms of the Contract or this Attachment. Contractor shall notify Axiom as soon as practical if Contractor believes work directed by Axiom is outside of the scope of the Contract or this Attachment.

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1.17	Contractor shall designate and identify a Contracts Manager with the authority to define, establish, negotiate, and implement enforceable language in contractual documentation. The Contracts Manager shall maintain close liaison with Axiom’s designated Point of Contact. Contractor shall notify Axiom as soon as practical of any contract-related events that may affect the completion of work specified in this Attachment within the schedule and cost constraints of the Agreement.

2	CONTRACTOR SUPPLY CHAIN RESPONSIBILITIES

2.1	Contractor shall control and approve all work performed by its Suppliers. Contractor shall monitor, control, and report Supplier performance. Contractor shall develop and deliver a “Supplier Management Plan” within ninety (90) days of signature of the Contract that shall be subject to review and approval by Axiom. The Supplier Management Plan shall provide a single point of contractual communications and contractual work authority for its Suppliers. Contractor shall manage its Suppliers to meet schedule events and contract milestones.

3	QUALITY REQUIREMENTS

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4	DESIGN REQUIREMENTS

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4.6	Contractor shall lead the following Design Reviews. Axiom shall be invited to attend all design reviews. Parties agree that U.S. Government representatives may also attend and observe Contractor design reviews.

U.S. Government representatives are not involved in the entrance/success criteria decisions. Additional 3rd parties are specifically excluded from Design Reviews and shall not be invited by Axiom or Contractor.

4.6.1	PDR. The PDR demonstrates that the preliminary design meets all system of interest requirements with acceptable risk and within the cost and schedule constraints and establishes the basis for proceeding with detailed design.

4.6.2	CDR. The CDR demonstrates that the maturity of the design is appropriate to support proceeding with full-scale fabrication, assembly, integration, and test. The CDR determines that the technical effort is on track to complete the system development, meeting functional and performance requirements within the identified cost and schedule constraints at an acceptable risk.

4.7	Parties agree to use Critical Design Review Entrance and Success Criteria established by NASA at NPR 7123.1D - Appendix G (nasa.gov) Table G-7 – CDR Entrance and Success Criteria.

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5	SCHEDULE MANAGEMENT

5.1	Contractor shall incorporate the risk mitigation activities that impact the dates defined as major program milestones. Contractor shall analyze the Milestone Schedule to identify potential or existing problems areas and recommend corrective actions to eliminate or minimize schedule impacts. Contractor shall report schedule status at each of the Management Reviews and in status reports.

6	SAFETY AND MISSION ASSURANCE

6.1	All Safety and Mission Assurance activities shall comply with Product Assurance Plan. Contractor shall perform tasks associated with product design, development, test, and operations including: hazard analyses, risk assessments, system safety planning, reliability and maintainability predictions, Failure Modes and Effects Analysis, and development Critical Item Lists (CIL), life cycle (wear out) estimates for maintainable items, Limited Life Items identification, and qualitative maintainability assessments. Contractor shall provide documentation including: hazard analysis reports, risk assessment reports, Failure Modes Effects Analysis (FMEA) worksheets, CILs, limited life item lists, certification data packages, and acceptance data packages.

6.2	Contractor shall fully integrate Safety and Mission Assurance (S&MA) into the vehicle design, development, test, ground and flight operations, and ground processing activities and risk identification and mitigation. Contractor shall document the S&MA approach for Axiom in a Product Assurance and Safety Plan. A Product Assurance program shall be established and maintained to assure that the applicable quality, reliability and safety requirements are implemented for MGSE. The Product Assurance program for the MGSE shall be documented as part of the PA and Safety Plan.

6.3	Contractor shall develop, implement, and maintain safety and health best practices in the execution of this Contract. Contractor shall: (1) Either provide or develop and maintain a Site Specific Safety and Health Plan for any locations where vehicle assembly operations are performed; (2) If applicable, for any U.S. worksites, develop, complete, maintain, and store job hazard analyses per OSHA (29 C.F.R. § 1910.132) and provide copies of any job hazard analyses to Axiom upon request; (3) Implement and verify safety requirements in the vehicle throughout its life cycle; (4) Perform and document fault trees, hazard analyses, and safety analyses to identify, mitigate, design out, and control the hazards of the vehicle throughout the life cycle. Contractor shall respond to and mitigate any hazards raised by Axiom; (5) Perform and document an overall risk assessment including the identification of residual hazards/risks and provide rationale for acceptance; (6) Develop, organize, provide, and deliver data packages and provide input to Axiom for vehicle safety reviews in accordance with the program schedule and the PA and Safety Plan; and consider personnel safety and security in all aspects of design and construction. Contractor shall document and deliver this information in accordance with Hazard Analysis and Identification.

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6.4	Contractor shall utilize Axiom Mission Control services with respect to all portions of the mission ordinarily under the control of Axiom as related to space station visiting vehicles, including by way of illustration and not limitation approach, docking, undocking, and departure.

7	END ITEM ARCHITECTURE

7.1	Contractor shall define a hierarchy to organize and manage the end item architecture. Contractor shall use the following terms to categorize the end item architecture into successively finer resolution: Subsystem, Assembly, Subassembly, and part. Contractor shall develop and maintain technical models and drawings of systems, subsystems, and components associated with the Cargo Vehicle. Contractor shall develop and maintain a drawing tree, and specifications of systems, subsystems, and components associated with the Cargo Vehicle. Contractor shall use their established architecture hierarchy approach to decompose the end item successively to the lowest level (i.e. part). Contractor shall consistently use this end item decomposition when referring to hardware items for any aspect of the engineering process including, but not limited to, requirements flow down, drawing development, and integration plans. Contractor shall document the allocation of hardware items in accordance with the published end item decomposition and present the allocation at all technical reviews. Contractor shall provide Axiom packaging, handling, storage, and transportation requirements for the end item.

8	VEHICLE REQUIREMENTS

Contractor shall deliver a cargo vehicle, which shall include the following:

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9	MANUALS

9.1	Contractor shall perform User Manual Engineering (UME) which requires the planning and designing of the System for use by humans during operations and maintenance. Contractor shall establish a process to examine, manage, and document how personnel interact with hardware, tools, procedures, and any processes related to the development and production of the end item. Contractor shall prepare and deliver deliverables in accordance with User’s Manual. The User’s Manual shall include details for operation and maintenance of both the Flight Unit and for deliverable mechanical ground support equipment (MGSE).

9.2	Maintenance Manual. Contractor shall provide a maintenance manual that will include preventive maintenance instructions, schedule, and corrective maintenance of each component. The manual must contain a trouble shooting matrix to assist in anomaly resolution of each piece of equipment. Maintenance Manual shall also include standard repair procedures for any NDT results related to the annual inspection of unpainted welds (peen or drill out crack-like flaws or inclusions).

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9.3	User’s Operations Manual. Contractor shall provide a User’s Operations Manual that will include an overview of the theory of operations for each piece of equipment and its components, conditions, and limits of operations, physical, and functional descriptions, operational procedures, troubleshooting procedures and repair procedures of each component.

9.4	Manuals produced under this contract are considered deliverables and become Axiom proprietary information.

10	MATERIALS AND PROCESSES

10.1	All materials and processes used shall be defined and controlled by engineering drawings, specifications, or standards. Contractor shall use government, industry, and internal specification systems, as appropriate. Contractor materials and processes specifications shall specify engineering requirements and quality assurance provisions, along with appropriate acceptance and rejection criteria.

10.2	Contractor shall establish a materials evaluation process to ensure materials are selected, controlled, implemented, and verified to be consistent with their intended usage applications and environments. Materials and processes shall be compliant with the Product Assurance Plan. Contractor shall submit a Nonstandard Part/Material Request for any part or material that does not comply therewith. Contractor shall establish a materials process evaluation program to select, treat, fabricate, inspect, test, and analyze material of construction to ensure safety and compatibility with their intended usage applications and environments. Contractor shall prepare and deliver Material Identification Usage List (MIUL) in accordance with Product Assurance Plan. Contractor shall prepare and deliver a Contamination Control Plan (CCP) in accordance with Contamination Control Plan. Contractor shall prepare and deliver a Nondestructive Evaluation Plan.

10.3	Limited Life Items. Contractor shall avoid the use of items with a life of less than the useful life of the associated deliverable wherever possible. Items which are not expected to meet the design life but must be used for functional reasons shall be identified as limited life items. Identified limited life items shall be controlled from the date of manufacture through operational use, including storage. Provisions shall be made for replacement or refurbishment of these items after a specified age or operating time/cycle. Contractor shall provide a list of life limiting items and its operating time/cycle or appropriate characteristic for each piece of equipment.

11	TOOLING

Contractor shall design, manufacture, and test any unique tooling which is required to meet the requirements of this Contract. Contractor shall identify any and all such tooling on the applicable end item drawing.

12	MASS PROPERTIES

The definition, control and verification of mass properties and growth allocation and depletion at the vehicle, subsystem and component levels are essential for the effective management of the Cargo Vehicle design. Contractor shall: (1) Establish and track mass properties data throughout the CARGO VEHICLE contract; (2) Report mass properties to ensure an integrated assessment of CARGO VEHICLE interface loads; (3) Measure mass of the end item prior to delivery; (4) Establish a Mass Properties Control Plan; (5) Conduct a mass properties assessment of the end item in accordance with their Mass Properties Control Plan; and (6)Prepare and deliver the mass properties assessment in accordance with the Mass Properties Control Plan.

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13	GROUND SUPPORT EQUIPMENT

13.1	The Contractor shall make available all necessary ground support equipment and personnel to permit full checkout and test of the cargo vehicle during acceptance testing, prelaunch operations, and launching operations. SSP 50004 and SSP 41173 standards apply. The GSE provided shall include special tooling, lifting devices, handling fixtures, rotation stands and anything that is used to build, maintain and service flight hardware per the above referenced documents.

13.2	Contractor shall provide GSE including, but not limited to: Transportation and Storage Cradle and Container, Cargo Vehicle Handling Adapter (CVHA), Horizontal Lifting Device (HLD), Integration Rotation Stand (IRS), Working Platform, Tilting and Vertical Lifting Device(s) and Cargo Vehicle Dummy Mass.

14	MANUFACTURING PLAN

14.1	Contractor shall develop, deliver, and maintain a Manufacturing Plan to provide full insight and visibility on manufacturing and assembly tasks for the items manufactured and/or assembled, namely the cargo vehicle and its subsystems.

14.2	The plan shall give information about the manufacturing and procurement program, processes, techniques and equipment, including: Identification of hardware to be produced; Identification of parts and/or assembly to be supplied by qualified subcontractors (if any); List and description of all the usual processes to be used to perform manufacturing activities and identification of any unusual or new processes and related technology that require development or qualification and that could be a possible source of schedule/cost impact on the program; Identification of jigs and tools required to perform manufacturing and assembly activities, with preliminary definition of the major ones; Identification of STE and simulators to be used during production activity (if any); Identification of Interface Control Tools and quality Control inspection equipment required to check processes execution and to accept the produced hardware; and Identification and description of all the facilities involved in the production flow, with particular emphasis placed on any unusual or unique facility required to support the program.

15	VERIFICATION

15.1	Parties shall mutually agree upon structural verification methods following successful CDR.

15.2	Contractor shall establish a verification program to assure the deliverable end item hardware items are in compliance with functional, performance, and design requirements. Contractor shall document and deliver the verification program in Requirements Verification Plan. Contractor shall deliver to Axiom for approval procedures as specified in Acceptance Test Plan and Procedure developed jointly between the Contractor and Axiom. Contractor shall deliver to Axiom acceptance test reports as specified in Acceptance Test Report. For the Axiom Cargo Vehicle Specification requirements, Contractor shall prepare a summary of documentation that is used as the verification evidence for one or more requirements. Contractor shall develop, maintain, document, and deliver qualification plans and procedures in accordance with Qualification Test Plan and Procedures developed jointly between the Contractor and Axiom. Contractor shall compile and deliver a comprehensive qualification report. Contractor shall deliver requirement Deviation and Waiver Requests to Axiom in accordance with Deviation/Waiver Plan and Procedure developed jointly between the Contractor and Axiom. Contractor shall perform analysis of limited life parts (flight units and GSE) that are subject to wearout during ground handling, ground testing, and/or flight operations in accordance with the Wearout Analysis Report form developed jointly between the Contractor and Axiom.

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16	CERTIFICATION

16.1	Contractor shall provide evidence, copy of, third party independent certification that Contractor has entered CDR and successfully passed CDR in accordance with NASA definitions reference herein. following certifications as a prerequisite for consideration of Axiom scheduling the procurement of a cargo vehicle.

17	DELIVERY

17.1	Contractor will provide to Axiom a “Vehicle Transportation Plan” which sets forth the items, quantities, transportation scheduling including arrival and departure dates, means of transportation, shipping instructions, and other plans related to delivery of the cargo vehicle. The Cargo Vehicle Transportation Plan shall include a description of any shipping considerations required for conveyance of the Cargo Vehicle. The Vehicle Transportation Plan shall be subject to review and approval or disapproval by Axiom and shall take into consideration any transportation requirements levied by Axiom.

17.2	The cargo vehicle’s flight structure design shall be compatible with the loads incurred on the vehicle during combined operations.

17.3	Axiom shall have all rights and bear all responsibility to pack the cargo for any mission. For the avoidance of doubt, all packing of payloads of any sort shall be conducted by Axiom personnel and to Axiom specifications and standards in its sole discretion, and subject only to i) explicit technical limitations of the Contractor with respect to volume and mass, ii) explicit government license requirements with respect to the payload, and iii) any explicit requirements of the launch vehicle service provider. Contractor shall provide all reasonable assistance to accommodate such personnel and packing operations in a manner so as not to interfere with timely preparation and packing of the Vehicle in preparation for launch.

18	INCENTIVE & LIQUIDATED DAMAGES

Contractor performance shall be in accordance with an Integrated Master Schedule. Parties shall set forth Guaranteed Acceptance Dates for Certification and for Cargo Vehicle Delivery in the Integrated Master Schedule. For each calendar day after the Guaranteed Acceptance Date specified in the Contract, Contractor shall pay to Company Delay Liquidated Damages in the amount set forth in this table.

Deliverable Type	Guaranteed Acceptance Date	Delay Liquidated Damages ($USD)
Cargo Vehicle Delivery	MM/DD/YYYY	$10,000

Note:

1.	The contractor shall not be liable to delay liquidated damages if the delay is directly attributable to a Government agency delay in certification or launch pad/schedule availability.

2.	An Integrated Master Schedule to include a Guaranteed Acceptance Date for the purposes of this clause shall be mutually agreed upon by parties following CDR success criteria being met.

18.1	Delay Liquidated Damages – Limitation. The contractor’s maximum liability to Axiom for Delay Liquidated damages is twelve percent (12%) of the contract price.

18.2	Delay Liquidated Damages – Exclusive. Payment of liquidated damages shall not relieve Contractor’s other obligations under this Contract which are not related to delays. Delay liquidated damages shall be the sole damages owed for delays in achieving acceptance. In the event of any other type of default, liquidated damages shall not apply.

18.3	Delay Liquidated Damages – Payment. Axiom may invoice Contractor for such owed Liquidated Damages and withing thirty (30) days after Contractor’s receipt of such invoice, Contractor shall pay Axiom such liquidated damages.

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ATTACHMENT 2 – MILESTONE PAYMENT SCHEDULE

The price for one cargo vehicle, flown before 31 Dec 2029 or other mutually agreed upon date, will be $125,000,000. Specifically excluded from price are the following: launch services, manifest and topology.

The following milestone payment schedule applies to this contract:

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ATTACHMENT 3 – GOVERNMENT CLAUSES

Parties agree the cargo vehicle shall be considered a commercial item at the time of procurement. Accordingly, the following clause and those referenced therein apply to this contract where “Contractor” is Gravitics. The following clauses apply to this contract:

FAR 52.444-6 Subcontracts for Commercial Products and Commercial Services (Feb 2024)

(a) Definitions. As used in this clause—Commercial product, commercial service and commercially available off-the-shelf item have the meanings contained in Federal Acquisition Regulation (FAR) 2.101. Subcontract includes a transfer of commercial products or commercial services between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial products, commercial services, or non-developmental items as components of items to be supplied under this contract.

(c) (1) The Contractor shall insert the following clauses in subcontracts for commercial products or commercial services:

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (Nov 2021) ( 41 U.S.C. 3509), if the subcontract exceeds the threshold specified in FAR 3.1004(a) on the date of subcontract award, and has a performance period of more than 120 days. In altering this clause to identify the appropriate parties, all disclosures of violation of the civil False Claims Act or of Federal criminal law shall be directed to the agency Office of the Inspector General, with a copy to the Contracting Officer.

(ii) 52.203-15, Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (Jun 2010) (Section 1553 of Pub. L. 111-5), if the subcontract is funded under the Recovery Act.

(iii) 52.203-17, Contractor Employee Whistleblower Rights (Nov 2023) ( 41 U.S.C. 4712); this clause does not apply to contracts of DoD, NASA, the Coast Guard, or applicable elements of the intelligence community—see FAR 3.900(a).

(iv) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017).

(v) 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (Nov 2021) , other than subcontracts for commercially available off-the-shelf items, if flow down is required in accordance with paragraph (c) of FAR clause 52.204-21.

(vi) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab Covered Entities (Dec 2023) (Section 1634 of Pub. L. 115-91).

(vii) 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (Nov 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

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(viii) 52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).

(ix) (A) 52.204-30, Federal Acquisition Supply Chain Security Act Orders—Prohibition. (Dec 2023) ( Pub. L. 115–390, title II).

(B) Alternate I (Dec 2023) of 52.204-30.

(x) 52.219-8, Utilization of Small Business Concerns (Feb 2024) ( 15 U.S.C.637(d)(2) and (3)), if the subcontract offers further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(xi) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

(xii) 52.222-26, Equal Opportunity (Sept 2016) (E.O.11246).

(xiii) 52.222-35, Equal Opportunity for Veterans (Jun 2020) ( 38 U.S.C.4212(a));

(xiv) 52.222-36, Equal Opportunity for Workers with Disabilities (Jun 2020)( 29 U.S.C.793).

(xv) 52.222-37, Employment Reports on Veterans (Jun 2020) ( 38 U.S.C.4212).

(xvi) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496), if flow down is required in accordance with paragraph (f) of FAR clause 52.222-40.

(xvii) (A) 52.222-50, Combating Trafficking in Persons (Nov 2021) ( 22 U.S.C. chapter 78 and E.O. 13627).

(B) Alternate I (Mar 2015) of 52.222-50( 22 U.S.C. chapter 78 and E.O. 13627).

(xviii) 52.222-55, Minimum Wages for Contractor Workers under Executive Order 14026 (Jan 2022), if flow down is required in accordance with paragraph (k) of FAR clause 52.222-55.

(xix) 52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2022) (E.O. 13706), if flow down is required in accordance with paragraph (m) of FAR clause 52.222-62.

(xx) (A) 52.224-3, Privacy Training (Jan 2017) ( 5 U.S.C. 552a) if flow down is required in accordance with 52.224-3(f).

(B) Alternate I (Jan 2017) of 52.224-3, if flow down is required in accordance with 52.224-3(f) and the agency specifies that only its agency-provided training is acceptable).

(xxi) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

(xxii) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) , if flow down is required in accordance with paragraph (c) of FAR clause 52.232-40.

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(xxiii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Nov 2021) ( 46 U.S.C. 55305 and 10 U.S.C.2631), if flow down is required in accordance with paragraph (d) of FAR clause 52.247-64.

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

1852.246-73	Human Space Flight Item (Mar 1997)	Mar-97
1852.245-75	Property Management Changes	Jan-11
1852.242-72	Denied Access to NASA Facilities (Oct 2015)	Oct-15
1852.235-71	Key Personnel and Facilities	Mar-89
1852.228-76	Cross-Waiver of Liability for International Space Station Activities.	Oct 2012 Dev
1852.227-22	Designation of new Technology Representatives and Patent Reps	Apr-15
1852.225-70	Export Licenses	Feb-00
1852.223-75	Major Breach of Safety or Security (Feb 2002)	Feb-02
1852.223-72	Safety and Health (Short Form)	Jul-15
1852.223-71	Authorization for Radio Frequency Use	Apr-15
1852.223-70	Safety and Health Measures and Mishap Reporting (Dec 2015)	Dec-15
1852.215-84	Ombudsman	Nov-11
1852.211-70	Packaging, Handling, and Transportation. (Sep 2005)	Sep-05
1852.203-71	Requirement to Inform Employees of Whistleblower Rights	Aug-14

1852.228-76 Cross-waiver of liability for international space station activities (OCT 2012) DEVIATION

(a) The Intergovernmental Agreement Among the Government of Canada, Governments of Member States of the European Space Agency, the Government of Japan, the Government of the Russian Federation, and the Government of the United States of America concerning Cooperation on the Civil International Space Station (IGA) for the International Space Station (ISS) contains a cross-waiver of liability provision to encourage participation in the exploration, exploitation, and use of outer space through the ISS. The objective of this clause is to extend this cross-waiver of liability to NASA contracts in the interest of encouraging participation in the exploration, exploitation, and use of outer space through the International Space Station (ISS). The Parties intend that this cross-waiver of liability be broadly construed to achieve this objective.

(b) As used in this clause, the term:

(1) “Agreement” refers to any NASA Space Act agreement that contains the cross-waiver of liability provision authorized by 14 CFR 1266.102.

(2) “Damage” means:

(i) Bodily injury to, or other impairment of health of, or death of, any person;

(ii) Damage to, loss of, or loss of use of any property;

(iii) Loss of revenue or profits; or

(iv) Other direct, indirect, or consequential Damage.

(3) “Launch Vehicle” means an object, or any part thereof, intended for launch, launched from Earth, or returning to Earth which carries Payloads or persons, or both.

(4) “Partner State” includes each Contracting Party for which the IGA has entered into force, pursuant to Article 25 of the IGA or pursuant to any successor agreement. A Partner State includes its Cooperating Agency. It also includes any entity specified in the Memorandum of Understanding (MOU) between NASA and the Government of Japan to assist the Government of Japan’s Cooperating Agency in the implementation of that MOU.

(5) “Party” means a party to a NASA Space Act agreement involving activities in connection with the ISS and a party that is neither the prime contractor under this contract nor a subcontractor at any tier.

(6) “Payload” means all property to be flown or used on or in a Launch Vehicle or the ISS.

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(7) “Protected Space Operations” means all Launch or Transfer Vehicle activities, ISS activities, and Payload activities on Earth, in outer space, or in transit between Earth and outer space in implementation of the IGA, MOUs concluded pursuant to the IGA, implementing arrangements, and contracts to perform work in support of NASA’s obligations under these Agreements. It includes, but is not limited to:

(i) Research, design, development, test, manufacture, assembly, integration, operation, or use of Launch or Transfer Vehicles, the ISS, Payloads, or instruments, as well as related support equipment and facilities and services; and

(ii) All activities related to ground support, test, training, simulation, or guidance and control equipment and related facilities or services. “Protected Space Operations” also includes all activities related to evolution of the ISS, as provided for in Article 14 of the IGA. “Protected Space Operations” excludes activities on Earth which are conducted on return from the ISS to develop further a Payload’s product or process for use other than for ISS-related activities in implementation of the IGA.

(8) “Related Entity” means:

(i) A contractor or subcontractor of a Party or a Partner State at any tier;

(ii) A user or customer of a Party or a Partner State at any tier; or

(iii) A contractor or subcontractor of a user or customer of a Party or a Partner State at any tier. The terms “contractor” and “subcontractor” include suppliers of any kind.

(9) “Transfer Vehicle” means any vehicle that operates in space and transfers Payloads or persons or both between two different space objects, between two different locations on the same space object, or between a space object and the surface of a celestial body. A Transfer Vehicle also includes a vehicle that departs from and returns to the same location on a space object.

(c) Cross-waiver of liability:

(1) The Contractor agrees to a cross-waiver of liability pursuant to which it waives all claims against any of the entities or persons listed in paragraphs (c)(1)

(i) through (c)(1)(iv) of this clause based on Damage arising out of Protected Space Operations. This cross-waiver shall apply only if the person, entity, or property causing the Damage is involved in Protected Space Operations and the person, entity, or property damaged is damaged by virtue of its involvement in Protected Space Operations. The cross-waiver shall apply to any claims for Damage, whatever the legal basis for such claims, against:

(i) A Party as defined in (b)(5) of this clause;

(ii) A Partner State other than the United States of America;

(iii) A Related Entity of any entity identified in paragraph (c)(1)(i) or (c)(1)(ii) of this clause; or

(iv) The employees of any of the entities identified in paragraphs (c)(1)(i) through (c)(1)(iii) of this clause.

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(2) In addition, the contractor shall, by contract or otherwise, extend the cross-waiver of liability set forth in paragraph (c)(1) of this clause to its subcontractors at any tier by requiring them, by contract or otherwise, to:

(i) Waive all claims against the entities or persons identified in paragraphs (c)(1)(i) through (c)(1)(iv) of this clause; and

(ii) Require that their subcontractors waive all claims against the entities or persons identified in paragraphs (c)(1)(i) through (c)(1)(iv) of this clause.

(3) For avoidance of doubt, this cross-waiver of liability includes a cross-waiver of claims arising from the Convention on International Liability for Damage Caused by Space Objects, which entered into force on September 1, 1972, where the person, entity, or property causing the Damage is involved in Protected Space Operations and the person, entity, or property damaged is damaged by virtue of its involvement in Protected Space Operations.

(4) Notwithstanding the other provisions of this clause, this cross-waiver of liability shall not be applicable to:

(i) Claims between the Government and its own contractors or between its own contractors and subcontractors;

(ii) Claims made by a natural person, his/her estate, survivors or subrogees (except when a subrogee is a Party to an Agreement or is otherwise bound by the terms of this cross-waiver) for bodily injury to, or other impairment of health of, or death of, such person;

(iii) Claims for Damage caused by willful misconduct;

(iv) Intellectual property claims;

(v) Claims for Damage resulting from a failure of the contractor to extend the cross-waiver of liability to its subcontractors and related entities, pursuant to paragraph (c)(2) of this clause;

(vi) Claims by the Government arising out of or relating to the contractor’s failure to perform its obligations under this contract.

(5) Nothing in this clause shall be construed to create the basis for a claim or suit where none would otherwise exist.

(6) This cross-waiver shall not be applicable when 49 U.S.C. Subtitle IX, Chapter 701 is applicable.

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